Exhibit 10.3

Burlington Stores, Inc.

2013 Omnibus Incentive Plan

Burlington Stores, Inc.

Non-Qualified Stock Option Agreement

This Award Agreement (the “Award Agreement”) evidences a stock option granted by Burlington Stores, Inc. (formerly Burlington Holdings, Inc.), a Delaware corporation (the “Company”), to the undersigned (the “Employee”), pursuant to, and subject to the terms of the Burlington Stores, Inc. 2013 Omnibus Incentive Plan (the “Plan”), which is incorporated herein by reference and of which the Employee hereby acknowledges receipt.  For the purpose of this Award Agreement, the “Grant Date” shall mean _____________.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

1.Grant of Option.  This Award Agreement evidences the grant by the Company on the Grant Date to the Employee of an option to purchase (the “Option”), in whole or in part, on the terms provided herein and in the Plan, the following shares of Common Stock of the Company (the “Shares”) as set forth below.

_________ shares of Common Stock (the “Options”), subject to adjustment as provided in the Plan.

Exercise Price: [$____]

The Option evidenced by this Award Agreement is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”).

2.Vesting and Exercisability.

(a)	Vesting of Options. Except as otherwise specifically provided herein, the Options shall vest according to the following schedule:
(i)	25% on the first anniversary of the Grant Date;
(ii)	25% on the second anniversary of the Grant Date;
(iii)	25% on the third anniversary of the Grant Date; and
(iv)	25% on the fourth anniversary of the Grant Date.

All Options shall become exercisable in the event the Employee is terminated by the Company or a Subsidiary without Cause or resigns for Good Reason within the two year period immediately following a Change in Control.  Notwithstanding anything in this Award Agreement or in the Plan to the contrary, for purposes of this Award Agreement, if the Employee is a party to an employment agreement with the Company or one of its Subsidiaries at the time the Employee’s employment with the Company or its Subsidiary ceases, “Cause” and “Good Reason” shall have the meaning provided in the terms of such employment agreement.  If the Employee is not a party to an employment agreement with the Company or one of its Subsidiaries at the time the Employee’s employment with the Company or its Subsidiary ceases, “Cause” and “Good Reason” shall have the meaning provided in the terms of the Burlington Stores, Inc. Executive Severance Plan.

(b)

Exercisability of Option.  Subject to the terms of the Plan, Options may be exercised in whole or in part at any time following such time as such Option vests.  The latest date on which an Option may be exercised (the “Final Exercise Date”) is the date which is the tenth anniversary of the Grant Date, subject to earlier termination in accordance with the terms and provisions of the Plan and this Award Agreement.

3.Exercise of Option. Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Employee or by his or her executor or administrator or by the person or persons to whom this Option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and made pursuant to and in accordance with the terms and conditions set forth in the Plan.

4.Cessation of Employment.  Unless the Committee determines otherwise, the following will apply if the Employee’s employment with the Company and its Subsidiaries ceases:

(a)	Options that have not vested will terminate immediately; and
(b)

The vested Options will remain exercisable for the shorter of (i) a period of 60 days from the date such Employee’s employment ceases, (ii) 365 days from the date such Employee’s employment ceases in the case of cessation of employment as a result of Employee’s death or Disability or (iii) the period ending on the Final Exercise Date, and will thereupon terminate.

(c)

Notwithstanding the foregoing, all Options will terminate immediately if the Employee’s employment is terminated for Cause or the Employee breaches any non-competition obligation he or she has to the Company under any agreement.

5.Legends, Retention of Shares, etc.  Shares of Common Stock issued upon exercise of the Option shall bear such legends as may be determined by the Committee prior to issuance.  An Employee shall have no shareholder rights, including the right to vote or receive dividends, until such Shares are issued.

6.Transfer of Option. This Option is not transferable by the Employee other than by will or by the laws of descent and distribution.

7.Effect on Employment.  Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option shall give the Employee any right to be retained in the employ of the Company or its Subsidiaries, affect the right of the Company or its Subsidiaries to discharge or discipline the Employee at any time or affect any right of Employee to terminate his employment at any time.

8.Certain Important Tax Matters.  The Employee expressly acknowledges that the Employee’s rights hereunder, including the right to be issued Shares upon exercise of Options, are subject to the Employee promptly paying to the Company in cash (or by such other means as may be acceptable to the Committee in its discretion) all taxes required to be withheld under the terms of the Plan.  The Employee also authorizes the Company or its Subsidiaries to withhold such amount from any amounts otherwise owed to the Employee.

9.Provisions of the Plan.  This Option is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the date of the grant of this Option has been furnished to the Employee.  By exercising all or any part of this Option, the Employee agrees to be bound by the terms of the Plan and this Option.  In the event of any conflict between the terms of this Option and the Plan, the terms of the Plan shall control.

10.General.  For purposes of this Option and any determinations to be made by the Committee hereunder, the determinations by the Committee shall be binding upon the Employee and any transferee.

11.Governing Law.  All questions concerning the construction, validity and interpretation of this Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

12.Entire Agreement; Amendment.  This Award Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  The Committee shall have the right, in its sole discretion, to modify or amend this Award Agreement from time to time in accordance with and as provided in the Plan.  This Award Agreement may also be modified or amended by a writing signed by both the Company and the Employee.  The Company shall give written notice to the Employee of any such modification or amendment of this Award Agreement as soon as practicable after the adoption thereof.

13.Compliance with Laws.  The issuance of the Option (and the Shares upon exercise of the Option) pursuant to this Award Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto.  The Company shall not be obligated to issue the Option or any of the Shares pursuant to this Award Agreement if any such issuance would violate any such requirements.

14.Section 409A.  Notwithstanding anything herein or in the Plan to the contrary, the Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

15.Severability.  The invalidity or unenforceability of any provisions of this Award Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Award Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Award Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

16.Defend Trade Secrets Act.  Pursuant to 18 U.S.C. § 1833(b), “an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that-(A) is made-(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, the Employee has the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Employee also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Award Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

In Witness Whereof, the undersigned Company and Employee each have executed this Non-Qualified Stock Option Agreement as of the date indicated below.

The Company:	BURLINGTON STORES, INC.

By: ____________________________

Name:

Title:

Date:

The Employee:

________________________________

Name:

Date:

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